Exhibit 5.1

May 15, 2024

Century Therapeutics, Inc.

25 North 38th Street

11th Floor

Philadelphia, PA 19104

Re:      Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on May 15, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Century Therapeutics, Inc., a Delaware corporation (the “Company”), of up to an aggregate of 15,873,011 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of 15,873,011 shares that were issued in a private placement pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), dated April 11, 2024 (the “Private Placement”), by and among the Company and the investors listed therein (such Shares issued in the Private Placement, the “Selling Stockholder Shares”) to be sold by the selling stockholders listed in the Registration Statement under “Selling Stockholders”.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP